Exhibit 21

                  Subsidiaries of BestNet Communications Corp.

                           Subsidiaries of Registrant

                                             State of           Percent of
                                          Incorporation     Ownership of BestNet
        Subsidiary                       or Jurisdiction    Communications Corp.
        ----------                       ---------------    --------------------

International Environment Corporation       Delaware               100%

Interpretel (Canada) Inc.              Province of Ontario         100%

Interpretel, Inc.                           Arizona                100%

Telplex International                       Arizona                100%